SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 23, 2005
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                               PACTIV CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                      1-15157                    36-2552989
            (Commission File Number) (IRS Employer Identification No)


               1900 West Field Court, Lake Forest, Illinois    60045
               (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (847) 482-2000




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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 23, 2005, Pactiv Corporation announced that it entered into a Stock Purchase Agreement with PFP Holding II Corporation, an affiliate of AEA Investors LLC, to sell its global protective packaging and European flexible packaging businesses for $529.5 million. The transaction is subject to customary closing conditions and is expected to close in the third quarter of 2005. The Stock Purchase Agreement is filed as Exhibit 10.21 hereto and is incorporated into this report by reference.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.       Description

10.21. Stock Purchase Agreement dated as of June 23, 2005, among Pactiv Corporation and certain of its Affiliates, as Sellers, and PFP Holding II Corporation, as Purchaser

99.1              Press Release dated June 23, 2005




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 23, 2005

                               PACTIV CORPORATION

By: /s/ Christine J. Hanneman
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        Christine J. Hanneman
  Vice President, Investor Relations